Exhibit 99.1

Natural Health Trends Reports Second Quarter 2026 Financial Results

–	Company preparing for its 25th anniversary celebration in Hong Kong in the next quarter
–	Board of Directors authorized resuming stock repurchases, with approximately $16 million available
–	Restructuring program generated approximately $300,000 of operating and other margin-related cost savings during the quarter
–	Year-to-date savings from the restructuring program have exceeded $600,000

LOS ANGELES – July 29, 2026 – Natural Health Trends Corp. (NASDAQ: NHTC), a leading direct-selling and e-commerce company that markets premium quality personal care, wellness and “quality of life” products under the NHT Global brand, today announced its financial results for the quarter ended June 30, 2026.

Second Quarter 2026 Financial Results

•	Revenue of $7.6 million decreased 23% compared to $9.8 million in the second quarter of 2025.

•	Operating loss was $643,000 compared to $333,000 in the second quarter of 2025.

•	Net loss was $451,000, or $0.05 per diluted share, compared to net income of $15,000, or breakeven per diluted share, in the second quarter of 2025.

•	The number of Active Members[1] was 26,000 at June 30, 2026 compared to 26,650 at December 31, 2025 and 29,260 at June 30, 2025.

[1]	Natural Health Trends defines Active Members as those that have placed at least one product order with the Company during the preceding twelve-month period.

Year-to-Date 2026 Financial Results

•	Revenue of $16.8 million decreased 18% compared to $20.6 million in the first six months of 2025.

•	Operating loss was $1.1 million compared to $678,000 in the first six months of 2025.

•	Net loss was $605,000, or $0.06 per diluted share, compared to net income of $137,000, or $0.01 per diluted share, in the first six months of 2025.

Management Commentary

 “The operating environment remains challenging. In China, consumers continue to be cautious about spending and investing, while regulatory uncertainty caused some members to pause activities during the quarter. We also identified conduct by certain members that violated the Company's Hong Kong policies, procedures and professional code of conduct. These activities disrupted our business and adversely affected second quarter revenue and operating results. At the same time, the restructuring program implemented late last year has already reduced costs and streamlined our organization, and we expect to realize additional savings in the second half of the year. We are also developing programs and campaigns to more aggressively support our members while continuing to invest in products and technology,” commented Chris Sharng, President of Natural Health Trends Corp.

Mr. Sharng continued, “We're looking forward to celebrating our 25th anniversary in Hong Kong in the third quarter with a full lineup of prizes and rewards that customers can qualify for leading up to and during the event. We expect more than 1,000 attendees from around the world and plan to reconfirm our strategies and commitment at this event.”

Balance Sheet and Cash Flow

•	Net cash used in operating activities was $2.2 million in the first six months of 2026 compared to $5.2 million in the first six months of 2025.
•

Total cash, cash equivalents and marketable securities were $18.6 million at June 30, 2026, down from $28.9 million at December 31, 2025 primarily due to the repurchase of shares of common stock and dividends paid during the first six months of 2026.

•	The Company's Board of Directors has authorized the resumption of share repurchases under its existing stock repurchase program, with $15.9 million remaining available, subject to market conditions and other relevant considerations.

Second Quarter 2026 Financial Results Conference Call

Management will host a conference call to discuss the second quarter 2026 financial results today, Wednesday, July 29, 2026 at 11:30 a.m. Eastern Time. The conference call details are as follows:

Date:	Wednesday, July 29, 2026
Time:	11:30 a.m. Eastern Time / 8:30 a.m. Pacific Time
Dial-in:	1-800-330-6730
Participant ID:	749478

For those unable to participate during the live broadcast, a replay of the call will be available on the Company's Investor Relations website at https://ir.naturalhealthtrendscorp.

About Natural Health Trends Corp.

Natural Health Trends Corp. (NASDAQ: NHTC) is an international direct-selling and e-commerce company operating through its subsidiaries throughout Asia, the Americas, and Europe. The Company markets premium quality personal care products under the NHT Global brand. Additional information can be found on the Company’s website at www.naturalhealthtrendscorp.com.

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 -- Forward-looking statements in this press release do not constitute guarantees of future performance. Forward-looking statements in this press release include statements relating to the anticipated effect of restructuring activities, including expected operational efficiencies and cost savings resulting therefrom, statements regarding technology investments, future growth and profitability, and statements relating to future dividends, the declaration and payment of which will be at the sole discretion of the Company's Board of Directors. Such forward-looking statements are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those anticipated. Such risks and uncertainties include the risks and uncertainties detailed under the caption “Risk Factors” in Natural Health Trends Corp.’s Annual Report on Form 10-K filed on February 20, 2026 with the Securities and Exchange Commission (SEC), as well as in subsequent reports filed this year with the SEC. The Company assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

CONTACT:

Scott Davidson

Senior Vice President and Chief Financial Officer

Natural Health Trends Corp.

Tel (U.S.): 310-541-0888

investor.relations@nhtglobal.com

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	June 30, 2026	December 31, 2025
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$9,501	$6,813
Marketable securities	9,121	22,060
Inventories	2,049	2,047
Other current assets	3,033	3,274
Total current assets	23,704	34,194
Property and equipment, net	570	153
Operating lease right-of-use assets	2,589	1,869
Deferred tax asset	288	289
Other assets	2,059	1,923
Total assets	$29,210	$38,428
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$964	$555
Accrued commissions	1,741	1,958
Other accrued expenses	1,222	1,438
Deferred revenue	4,205	5,574
Amounts held in eWallets	2,606	2,838
Operating lease liabilities	860	869
Other current liabilities	341	456
Total current liabilities	11,939	13,688
Deferred tax liability	179	180
Operating lease liabilities	1,890	1,131
Total liabilities	14,008	14,999
Stockholders’ equity:
Preferred stock	—	—
Common stock	13	13
Additional paid-in capital	85,033	85,033
Accumulated deficit	(38,757)	(36,436)
Accumulated other comprehensive loss	(728)	(784)
Treasury stock, at cost	(30,359)	(24,397)
Total stockholders’ equity	15,202	23,429
Total liabilities and stockholders’ equity	$29,210	$38,428

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net sales	$7,603	$9,813	$16,809	$20,550
Cost of sales	1,882	2,558	4,185	5,390
Gross profit	5,721	7,255	12,624	15,160
Operating expenses:
Commissions expense	3,111	4,012	6,964	8,500
Selling, general and administrative expenses	3,253	3,576	6,777	7,338
Total operating expenses	6,364	7,588	13,741	15,838
Loss from operations	(643)	(333)	(1,117)	(678)
Other income, net	190	348	485	813
Income (loss) before income taxes	(453)	15	(632)	135
Income tax benefit	(2)	—	(27)	(2)
Net income (loss)	$(451)	$15	$(605)	$137
Net income (loss) per common share:
Basic	$(0.05)	$0.00	$(0.06)	$0.01
Diluted	$(0.05)	$0.00	$(0.06)	$0.01
Weighted average common shares outstanding:
Basic	8,578	11,493	9,356	11,489
Diluted	8,578	11,497	9,356	11,496

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(In thousands)

	Six Months Ended June 30,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(605)	$137
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	34	59
Net accretion of marketable securities	(36)	(214)
Share-based compensation	—	68
Noncash lease expense	599	573
Deferred income taxes	—	(3)
Changes in assets and liabilities:
Inventories	(27)	525
Other current assets	358	402
Other assets	(144)	(334)
Accounts payable	376	65
Accrued commissions	(202)	(194)
Other accrued expenses	(276)	(110)
Deferred revenue	(1,330)	(311)
Amounts held in eWallets	(210)	(170)
Operating lease liabilities	(585)	(561)
Other current liabilities	(113)	(5,083)
Net cash used in operating activities	(2,161)	(5,151)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(440)	(20)
Purchases of marketable securities	(8,709)	(27,552)
Proceeds from maturities of marketable securities	21,566	34,215
Net cash provided by investing activities	12,417	6,643
CASH FLOWS FROM FINANCING ACTIVITIES:
Repurchase of common stock	(5,870)	—
Dividends paid	(1,716)	(4,606)
Net cash used in financing activities	(7,586)	(4,606)
Effect of exchange rates on cash, cash equivalents and restricted cash	17	118
Net increase (decrease) in cash, cash equivalents and restricted cash	2,687	(2,996)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning of period	6,820	13,567
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of period	$9,507	$10,571
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Right-of-use assets obtained in exchange for operating lease liabilities	$1,356	$112
Direct costs incurred to repurchase common stock	$92	$—